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                                                                   EXHIBIT 23.02




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Salomon Smith Barney Holdings Inc.:

We hereby consent to the incorporation by reference in the Registration Statements of Form S-3 (Nos. 33-40600, 33-41932, 33-49136, 33-57922, 33-51269,
33-54929, 33-56481, 333-01807, 333-38931, 333-71667, 333-32792, 333-55650,
333-69230) of Salomon Smith Barney Holdings Inc. and Subsidiaries of our report dated January 16, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 20, 2002